UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
September 30, 2003

Janus Capital Group Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-15253	43-1804048

(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

100 FILLMORE STREET
DENVER, COLORADO 80206
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code
(303) 691-3905

Not Applicable
(Former name or former address if changed since last report)

Item 7. Financial Statements and Exhibits
Item 9. Regulation FD Disclosure
SIGNATURE
EXHIBIT INDEX
EX-99.1 Letter to Janus Fund Shareholders
EX-99.2 Letter from Dennis B. Mullen

Item 7. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Document

99.1	Letter to Janus Fund Shareholders from Mark Whiston, CEO of Janus.
99.2	Letter from Dennis B. Mullen, Lead Independent Trustee of Janus Funds.

Item 9. Regulation FD Disclosure

Janus Capital Group Inc. (“Janus”) is furnishing, for purposes of Regulation FD disclosure, a message from its CEO, Mark Whiston (“CEO Letter”), to shareholders of the mutual funds managed by Janus (“Janus Funds”). Janus is also furnishing, for purposes of Regulation FD disclosure, a letter from Dennis B. Mullen, Lead Independent Trustee of the Janus Funds (“Trustee Letter”), to shareholders of the Janus Funds. Copies of the CEO Letter and the Trustee Letter are attached as Exhibits 99.1 and 99.2, respectively, to this Current Report.

In addition to the information contained in the CEO Letter and/or the Trustee Letter, Janus is furnishing the following information for purposes of Regulation FD disclosure:

•	The total amount of management fees earned by Janus across its US registered mutual fund business from all market timing/frequent trading arrangements (as described in the CEO Letter) was approximately $1 million;

•	Janus believes, based on its internal review to date, that there were 12 discretionary arrangements across its US-based mutual fund business, and only 4 of these arrangements appear to have engaged in market timing/frequent trading. These arrangements have all been terminated. Janus also believes that there were several discretionary frequent trading arrangements in Janus’ offshore mutual fund business, which have also been terminated. Given that most offshore jurisdictions have their own unique set of business and product structures as well as rules and regulations, Janus is working with its foreign legal counsel and its offshore distributors to develop appropriate guidelines for defining existing and future business practices; and

•	As of September 29, 2003, average assets under management for Janus for the month of September were approximately $151.5 billion, compared to average assets in August of $149.4 billion. In select business segments, Janus Funds saw an increase in redemption activity immediately following the initial announcement of New York Attorney General’s investigation into trading practices in the mutual fund industry.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Janus Capital Group Inc.

Date: September 30, 2003	By:	/s/ Loren M. Starr

Loren M. Starr Senior Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Document

99.1	Letter to Janus Fund Shareholders from Mark Whiston, CEO of Janus.
99.2	Letter from Dennis B. Mullen, Lead Independent Trustee of Janus Funds.

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